CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                                                   EXHIBIT 10.41
December 14, 2001

Amgen Inc. ("Amgen")
One Amgen Center Drive
Building 29
Thousand Oaks, CA 91320
Attention:  Philip Tagari
Associate Director, Research

RE:  AMENDMENT TO TECHNOLOGY ACCESS AGREEMENT

Dear Phil:

        Further to our recent conversations, this Letter Amendment (the "Amendment") sets forth certain changes that the parties wish to make to the Technology Access Agreement between Caliper and Amgen dated December 21, 1998 (the "Original Agreement"). Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Original Agreement.

        1.      CREDITS FOR CERTAIN FEES DUE UNDER THE ORIGINAL AGREEMENT.

                a. General. The parties acknowledge that the HTS enterprises under the Original Agreement have evolved from their focus on early product development and access to a later-stage commercial relationship involving commercial sales of standard HTS products by Caliper. In light of this evolution, Caliper agrees to convert the final [ * ] in fees paid by Amgen pursuant to the Original Agreement into credits toward the purchase of Caliper HTS products and services, subject to the terms and conditions of this Amendment.

                b.      Purchase Credit for Past Fees. The credit set forth in
                        Section 1(a) shall be utilized by Amgen to purchase one demonstration model Caliper 250 Fluorogenic and Mobility Shift Screening System at an additional [ * ] discount pursuant to a purchase order placed with Caliper on or before December 19, 2001. Amgen agrees to accept such instrument prior to the end of 2001.

                c. Additional Instrument Terms. In consideration for allowing Amgen to purchase the demonstration model at a discounted price as set forth in Section 1(b) above, Amgen shall, upon request from Caliper at any time before June 30, 2002, return to Caliper the Caliper 220 currently in Amgen's possession. Caliper shall upgrade the Caliper 250 instrument set forth in subsection 1(b) above with multiport pressure capability [ * ] when such functionality becomes commercially available. In addition, Caliper


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                        shall extend the warranty for the two (2) Caliper 110 instruments currently in Amgen's possession through December 31, 2002 at [ * ]. Caliper shall continue to manufacture Chips and reagents for the Caliper 110 for sale to Amgen.

        2. PURCHASE TERMS FOR COMMERCIALLY AVAILABLE PRODUCTS. From the date this Amendment is executed by both parties until [ * ], Caliper agrees to provide the following discounts or prices to Amgen. Caliper's standard list prices as of the date of this letter are set forth in Exhibit A.

                a. Except as set forth in Section 1(b) above, [ * ] off the list price of Caliper's commercially released HTS instruments set forth in Caliper's then-current product catalog at the time of purchase;

                b. All services other than standard field service for commercially released HTS instruments, including but not limited to HTS assay development services and custom project development services, will be provided at a [ * ] discounted rate of [ * ] per Caliper FTE per year, or [ * ]/hour.

                c. Amgen shall pay for datapoints as set forth in that certain Datapoint Pricing Agreement dated December 17, 2001. Amgen shall pay list price for Caliper's microfluidic chips.

                d. No Multiple Discounts. Except as set forth in Section 1(b) above, in the event that more than one discount may apply to a particular item under this Amendment, other agreements between the parties or pursuant to Caliper's standard commercial practices (including volume discounts), Amgen may choose which discount to apply but may not combine discounts.

        3.      SERVICES.

                a. FTEs. Caliper shall provide to Amgen one-half (1/2) of an FTE during calendar year 2002 for LabChip Assay development as requested by Amgen, subject to Section 3(b) below, and pursuant to the terms of Sections 4 and 5 of the Original Agreement, which are hereby incorporated herein by reference for the purpose of governing development activities by such FTE.

                b. Library Card Project. Caliper shall provide to Amgen updates on a calendar quarter basis regarding the status of Caliper's development of a library card (the "Project"), provided that Caliper does not guarantee any particular result for, or continuation of, the Project. In the event that Caliper requests certain compounds from Amgen for use in the Project, Amgen shall provide such compounds to Caliper free of charge, and shall inform Amgen of any data obtained during the Project from the use of such compounds. If Amgen requests that such compounds be tested against a particular target, then Caliper may, in its sole discretion, perform such testing and inform


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                        Amgen of the results, provided that Caliper may use the FTE time set forth in Section 3(a) of this Amendment to perform such testing.

        4. AMENDMENT OF SECTION 8.4 OF ORIGINAL AGREEMENT. Section 8.4 of the Original Agreement is hereby amended and restated as follows:

                        "SURVIVING OBLIGATIONS. No expiration or termination of
                this Agreement shall relieve either party of any obligation accruing prior to such expiration or termination. The provisions of Sections 2.1(a) (third and fourth sentences), 2.1(b), 2.1(c) (except as such subsection relates to 3.3(c)), 2.1(d), 2.4, 2.5, 2.7, 3.1(b)(i), 4, 5, 7, 8.4, 8.5 and 9 shall survive the expiration or termination of this Agreement."

        5. MATERIALS. In the event that Amgen transfers any Materials to Caliper hereunder, the terms of Section 4.3 of the Original Agreement, which is hereby incorporated herein by reference, shall apply to such transfer. Caliper understands that any Amgen compounds transferred will not be subject to attempts for structural elucidation without the prior written consent of Amgen.

        6. TERM. Except as set forth herein, the terms of the Original Agreement shall remain in full force and effect. The terms of this Amendment shall survive beyond the scheduled expiration of the Original Agreement on December 21, 2001, to the extent and for the duration expressly provided in this Amendment. This Amendment shall not otherwise extend the term of the Original Agreement in any manner.

Please indicate Amgen's agreement to the foregoing terms by signing below where indicated.

Sincerely,

CALIPER TECHNOLOGIES CORP.

By: /s/ Daniel Kisner
    ------------------------------
    Name: Daniel L. Kisner
    Title: CEO

ACCEPTED AND AGREED:

AMGEN INC.

By: /s/ Nick Lydon
    ------------------------------
    Name: Nick Lydon
    Title: VP Small Molecule Drug Discovery
    Date:  17 December 2001


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT A

                               HTS PRODUCT CATALOG
                            (AS OF DECEMBER 10, 2001)

PRODUCT                                                                   PRICE
CALIPER 250 CORE SYSTEM                                                 $285,000
-2-CCD Detection
-Blue and Red excitation lasers
-16V+1P Power and Pressure
Controller
-Computer System
-X-Y-Z robot system w/controller
-Next Gen Instrument Control and
Data Acquisition Software
-Includes 3 Training Credits
-1 Year Warranty, First Year
On-site Service and Software Updates

OPTION 1*: ENVIRONMENTAL CONTROL                                        $ 92,000
AND MULTI-PLATE HANDLING
-Temperature and Humidity Control
Unit
-Twister Plate Handler and Barcode
Unit

OPTION 2*: ADDITION OF UV                                               $ 55,000
EXCITATION AND DETECTION
-355nM Excitation and Detection

ANALYSIS SOFTWARE
-Fluorogenic Analysis Module                                            $ 28,750
-Off-Chip Mobility Shift Analysis                                       $ 28,750
Module

ASSAY CHIPS**
-4-Sipper Off-Chip Mobility Shift                                       $    250
Chip
-4-Sipper Fluorogenic Chip                                              $    250


SYSTEM                                                                     PRICE

MOBILITY SHIFT AND FLUOROGENIC
SCREENING SYSTEM
-Caliper 250 Core System                                                $285,000
-Option 1*: Environmental Control and                                   $ 92,000
Multi-Plate Handling
-Option 2*: Addition of UV Excitation                                   $ 55,000
and Detection
-Fluorogenic Analysis Module                                            $ 28,750
-Off-Chip Mobility Shift Analysis                                       $ 28,750
Module

                                 TOTAL                                  $489,500

MOBILITY SHIFT SCREENING SYSTEM
-Caliper 250 Core System                                                $285,000
-Option 1*: Environmental Control and                                   $ 92,000
Multi-Plate Handling
-Off-Chip Mobility Shift Analysis                                       $ 28,750
Module
                                 TOTAL                                  $405,750

MOBILITY SHIFT AND FLUOROGENIC DEVELOPMENT SYSTEM
-Caliper 250 Core System                                                $285,000
-Option 2*: Addition of UV Excitation                                   $ 55,000
and Detection
-Fluorogenic Analysis Module                                            $ 28,750
-Off-Chip Mobility Shift Analysis                                       $ 28,750
Module
                                 TOTAL                                  $397,500

MOBILITY SHIFT DEVELOPMENT SYSTEM
-Caliper 250 Core System                                                $285,000
-Off-Chip Mobility Shift Analysis                                       $ 28,750
Module
                                 TOTAL                                  $313,750


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CUSTOMER SUPPORT AND SERVICE

ASSAY DEVELOPMENT SERVICE                                                       $250/HR.
-Development of Assay Conditions for Standard Fluorogenic or
Mobility Shift Assay.

TRAINING COURSES
-Assay Development Training Course:  Fluorogenic (3 days)                       $2000/PERSON
-Assay Development Training Course:  Off-Chip Mobility Shift (3 days)           $2000/PERSON
-Instrument Training Course: (2 days)                                           $1500/PERSON

ANNUAL MAINTENANCE CONTRACT                                                     12% OF
                                                                                SYSTEM PRICE

(SW Updates, Annual Calibration, On-Site Service, Extended Warranty, Laser
Replacements not included)

*INSTALLATION OF HARDWARE UPGRADES TO SYSTEMS AFTER PURCHASE                    20% OF HW
                                                                                 UPGRADE

** ASSAY CHIPS ARE ONLY AVAILABLE TO CUSTOMERS AT THESE PRICES AFTER EXECUTION OF DATAPOINT PRICING AGREEMENT.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.